UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 21, 2016

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34842	26-3171987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1926 South 67th Street

Omaha, Nebraska 68106

(Address of principal executive offices, zip code)

(402) 691-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 21, 2016, Gordmans Stores, Inc. (the “Company”) implemented its plan to consolidate leadership responsibilities within current executive management by eliminating the Chief Operating Officer position. As such, Michael E. Wirkkala, Executive Vice President of Operations and Chief Operating Officer, has resigned from the Company effective immediately.

In connection with his resignation, Gordmans, Inc., a wholly-owned subsidiary of the Company, expects to enter into a Separation and Release Agreement with Mr. Wirkkala which will provide, among other things, that Mr. Wirkkala will receive (i) payments for a period of twenty-six weeks at the weekly rate of $6,250, according to the established separation benefits for officers, (ii) subsidized medical and dental continuation coverage for twenty-six weeks following his termination and (iii) a lump sum payment for earned but unused vacation time. The Agreement also includes a general release of claims against Gordmans, Inc. and its affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDMANS STORES, INC.

Date: January 22, 2016	By:	/s/ James B. Brown
	Name:	James B. Brown
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

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